Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is entered into as of the 28th day of February, 2013, by and among Local Corporation, a Delaware corporation (“Local”), and                                  (the “Holder”), with reference to the following facts:

WHEREAS, Local has issued certain Warrants to purchase Common Stock as described on Schedule I attached hereto (collectively, the “Warrants”) to the Holder in connection with (i) the Holder’s private purchase of Warrants that were originally issued pursuant to that Securities Purchase Agreement, dated as of July 31, 2007, by and among Local and certain investors party thereto (as may be amended from time to time, the “Securities Purchase Agreement”) and (ii) the anti-dilution provisions of the Warrants issued pursuant to clause (i) of this sentence;

WHEREAS, Local has duly authorized the issuance to the Holder of                  shares of Common Stock in exchange for the Warrants, representing an exchange of 0.7 shares of Common Stock for each share of Common Stock issuable upon exercise of the Warrants as of the date hereof (collectively, the “Exchange Shares”);

WHEREAS, each of Local and the Holder desire to effectuate such exchange on the basis and subject to the terms and conditions set forth in this Agreement;

WHEREAS, the exchange of the Warrants for the Exchange Shares is being made in reliance upon an applicable exemption from registration provided by the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Exchange. Subject to Section 1.4, on the date hereof, the Holder shall, and Local shall exchange the Warrants for the Exchange Shares as follows (such transactions in this Section 1, the “Exchange”):

1.1 In exchange for the Warrants, on the date hereof Local shall cause its transfer agent for its Common Stock (the “Transfer Agent”) to credit the Exchange Shares to the Holder’s or its designee’s balance account in accordance with the instructions set forth below the Holder’s name on its signature page attached hereto with the Depositary Trust Company (“DTC”) through its Deposit/Withdrawal at Custodian system. The Exchange Shares shall be issued without any restrictive legend.

1.2 The Holder shall deliver or cause to be delivered to Local (or its designee) the Warrant as soon as commercially practicable following the date hereof (but in any event no later than the third (3rd) business day immediately following the date of this Agreement). Immediately following the deposit of the Exchange Shares with the Holder’s or its designee’s balance account with DTC, the Warrants shall be cancelled and all of the Holder’s rights with respect to the Securities Purchase Agreement and the Warrants shall be extinguished.

1.3 Local and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

1.4 Notwithstanding any other provision of this Agreement, Local shall not be required to consummate the Exchange unless Local shall have entered into agreements substantially in the form hereof (the “2013 Exchange Agreements”) with all holders of warrants for Common Stock issued pursuant to (i) the Securities Purchase Agreement and (ii) the anti-dilution provisions of the warrants issued pursuant to clause (i) of this sentence (such warrants, the “2013 Exchange Warrants”). If, pursuant to failure to obtain all 2013 Exchange Agreements in accordance with this Section 1.4, the Exchange does not occur on or before March 6, 2013, unless extended by the mutual agreement of the parties, this Agreement shall be terminated and be null and void ab initio and the Holder’s Warrants shall not be terminated hereunder and shall remain outstanding as if this Agreement never existed.

2. Representations and Warranties of Local. Local represents and warrants to the Holder, as of the date hereof, and as of the Closing Date, that:

2.1 Organization and Qualification. Local and its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of Local and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

2.2 Authorization and Binding Obligation. Local has the requisite power and authority to enter into and perform its obligations under this Agreement and each of the other agreements and certificates entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Exchange Documents”) and to issue the Exchange Shares in accordance with the terms hereof and thereof. The execution and delivery of the Exchange Documents by Local and the consummation by Local of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Exchange Shares, have been duly authorized by the Board of Directors of Local and, other than (i) such filings required under applicable securities or “Blue Sky” laws of the states of the United States or the provinces of Canada and (ii) as required pursuant to Section 4 hereof, no further filing, consent, or authorization is required by Local or of its Board of Directors or its shareholders. This Agreement and the other Exchange Documents have been duly executed and delivered by Local and constitute the legal, valid and binding obligations of Local enforceable against Local in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

2.3 No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance of the Exchange Documents by Local and the consummation by Local of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, the terms of any share capital of Local or any of its Subsidiaries, the Bylaws or any of the organizational documents of Local or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Local or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws, rules, and regulations, and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) applicable to Local or any of its Subsidiaries or by which any property or asset of Local or any of its Subsidiaries is bound or affected.

(b) Neither Local nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or, make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Exchange Documents, in each case in accordance with the terms hereof or thereof. Except as contemplated by Section 4 hereof, all consents, authorizations, orders, filings and registrations (which Local is required to obtain pursuant to the preceding sentence) have been obtained or effected, or will have been obtained or effected, on or prior to the date hereof, and Local and its Subsidiaries are unaware of any facts or circumstances that might prevent Local from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. Local is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the shares of Common Stock by the Principal Market in the foreseeable future.

2.4 No Integration. None of Local, its Subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of Exchange Shares under the Securities Act or cause this offering of the Exchange Shares to be integrated with prior offerings by Local for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of Local are listed or designated. None of Local, its Subsidiaries, their affiliates or any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of Exchange Shares under the Securities Act or cause the offering of the Exchange Shares to be integrated with other offerings.

2.5 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Holder contained herein, the offer and issuance by Local of the Exchange Shares is exempt from registration under the Securities Act and all applicable state securities laws. The offer and issuance of the Exchange Shares is exempt from registration under the Securities Act pursuant to the exemption provided by Section 3(a)(9) or Section 4(2) thereof or Regulation D thereunder, or another applicable exemption from registration under the Securities Act.

2.6 Issuance of Exchange Shares. Upon issuance, the Exchange Shares will be validly issued, fully paid and nonassessable, freely tradeable, issued without any restrictive legend and free from all preemptive or similar rights, taxes, liens, and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

2.7 Disclosure. Except for the transactions contemplated by this Agreement and as set forth on Schedule II attached hereto, Local confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. Local understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in the Exchange Shares. All disclosure provided to the Holder regarding Local and its Subsidiaries, their business and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of Local is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to Local or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by Local but which has not been so publicly announced or disclosed.

3. Representations and Warranties of the Holder.

The Holder represents and warrants to Local, as of the date of the execution of this Agreement, as follows:

3.1 Organization’s Authority. The Holder is an entity duly organized and validly existing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Exchange Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

3.2 Ownership of Warrants. The Holder owns all of the Warrants free and clear of any liens, charges, claims, mortgages, options, pledges, hypothecations or security interests (other than the obligations pursuant to this Agreement, the Transaction Documents and applicable securities laws). The Warrants are all warrants to purchase Common Stock of Local held or owned by Holder or with respect to which Holder has any rights.

3.3 Reliance on Exemptions. The Holder understands that the Exchange Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Local is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein and in the Exchange Documents in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Exchange Shares.

3.4 Validity; Enforcement. This Agreement and the Exchange Documents to which the Holder is a party have been duly and validly authorized, executed and delivered on behalf of the Holder and constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.5 No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Exchange Documents to which the Holder is a party, and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

4. Covenants.

4.1 Disclosure of Transaction. Local shall, on or before 8:30 a.m., New York City Time, on the first business day after the date of this Agreement, issue a press release and/or Current Report on Form 8-K (collectively, the “Press Release”) disclosing all material terms of the transactions contemplated hereby. From and after the issuance of the Press Release, except with respect to the information set forth on Schedule II attached hereto, the Holder shall not be in possession of any material, nonpublic information received from Local or any of its respective officers, directors, employees or agents, that is not disclosed in the Press Release. Local shall not, and shall cause its officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding Local from and after the filing of the Press Release without the express written consent of the Holder. Local shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation.

4.2 No Integration. None of Local, its Subsidiaries, any of their affiliates, or any Person acting on their behalf shall, directly or indirectly, make any offers or sales of any security (as defined in the Securities Act) or solicit any offers to buy any security or take any other actions, under circumstances that would require registration of any of the Exchange Shares under the Securities Act or cause this offering of the Exchange Shares to be integrated with such offering or any prior offerings by Local for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market and/or any exchange or automated quotation system on which any of the securities of Local are listed or designated.

4.3 Listing. Local shall promptly secure the listing or designation for quotation (as applicable) of all of the Exchange Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as applicable) (subject to official notice of issuance).

4.4 Holding Period. For the purposes of Rule 144, Local acknowledges that the holding period of the Exchange Shares may be tacked onto the holding period of the Warrants, and Local agrees not to take a position contrary to this Section 4.4. Local agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions, necessary to issue the Exchange Shares that are freely tradable on the Principal Market without restriction and not containing any restrictive legend without the need for any action by the Holder.

4.5 Form D and Blue Sky. Local shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

5. Waiver and Release.

(a) Holder, on behalf of themselves and all of their respective affiliates (collectively, “Releasing Parties”), hereby releases Local, and all of its respective affiliates (collectively, “Released Parties”), from all causes of action, claims, contracts, encumbrances, liabilities, obligations, and rights of every nature and description, whether arising or pleaded in law or in equity, under contract, statute, tort or otherwise, whether known or unknown, whether accrued, potential, inchoate, liquidated, contingent, or actual, asserted or that might have been asserted (“Claims”) which they now have, have ever had or may hereafter have, accruing or arising contemporaneously with, or before the date of this Agreement, including, all Claims that related in any way to, or arise from, or are in any way connected with arising out of or related to the Securities Purchase Agreement or the Warrants.

(b) This release in Section 5 will be construed as a general release, and the matters specifically described in the release will not limit the type or scope of the claims the Releasing Parties are releasing, but merely serve to identify, for purposes of clarity, certain claims within the release. It is the parties’ intention that those matters described in Section 5, not limit the type or scope of the Claims that are being released, but merely serve to specifically identify, for purposes of clarity, certain claims to be included within the release. With regard to the matters released in the release, above, the Releasing Parties irrevocably waive their rights under any law that provides that a general release does not extend to claims which a Releasing Party does not know or suspect to exist in its favor at the time of executing such release, which if known by the Releasing Party would have affected its settlement with the Released Party.

(c) Holder hereby acknowledges that as a result of the general release provided by this Section 5, upon consummation of the Exchange, except with respect to the terms of this Agreement, the Holder shall have no right to at any time hereafter, file, commence or maintain or authorize or permit any third party to file, commence or maintain on its behalf, any proceeding before any federal, state or local court, administrative body or authority or arbitral organization or other tribunal against any of the Released Parties arising out of or related to the Securities Purchase Agreement or the Warrants.

(d) This Agreement is a complete compromise of rights by the Releasing Parties with respect to those matters which they have released. The Releasing Parties waive any rights they may have under any statute or common law principle that would limit the effect of their respective releases to those claims actually known or suspected to exist at the time of the execution of this Agreement, or that would otherwise limit the scope and breadth of the mutual release in any way, as the parties intend a full and final repose of all disputes and potential litigation related to the matters which they have respectively released.

(e) The parties are entering into this Agreement as a commercial accommodation only. Nothing contained in this Agreement or any exhibit or schedule hereto will constitute, or will be construed as, an admission of fact, liability, or wrongdoing on the part of any party.

6. Miscellaneous. Section 9, except subsection (k), of the Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

7. Most Favored Nation. Local hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to the exchange of 2013 Exchange Warrants for Common Stock (each a “Settlement Document”), is or will be more favorable to such Person than those of the Holder and this Agreement. Local shall provide all 2013 Exchange Agreements to Holder, redacted to remove names of parties other than Local and redlined against this Agreement.

8. No Commissions. Neither Local nor the Holder has paid or given, or will pay or give, to any person, any commission, fee or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

9. Termination. Notwithstanding anything contained in this Agreement to the contrary, if Local does not deliver the Exchange Shares to the Holder in accordance with Section 1 hereof, then, at the election of the Holder delivered in writing to Local at any time after the third (3rd) business day immediately following the date of this Agreement, this Agreement shall be terminated and be null and void ab initio and the Holder’s Warrants shall not be terminated hereunder and shall remain outstanding as if this Agreement never existed.

10. Fees. Each party will pay its own fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and in connection with the Exchange.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, Holder and Local have caused their respective signature pages to this Exchange Agreement to be duly executed as of the date first written above.

LOCAL LOCAL CORPORATION

By:
Name:
Title:

IN WITNESS WHEREOF, the Holder and Local have caused their respective signature page to this Exchange Agreement to be duly executed as of the date first written above.

HOLDER

By:
Name:
Title:

DTC/Broker Information:

Schedule I

Warrants

Warrant	Exercise Price	Number of Underlying Shares of Common Stock	Corresponding Exchange Shares

Schedule II

Specified Transactions